Exhibit 10.20

EMPLOYEE BONUS AGREEMENT

This Employee Bonus Agreement (“Bonus Agreement”) is made and entered into this 30th day of September 2011 between Century Exploration Resources, Inc. (“Century”), a Delaware corporation, and James A. Honert, Peter T. Loeffler and Fredrick P. LeGrand (“Initial Employees”). Century and Initial Employees are each sometimes referred to individually herein as “Party” and collectively as “Parties”. RAAM Global Energy Company (“RAAM”), a Delaware corporation, shall be a party to this Bonus Agreement only to the extent of its obligation to issue the Shares (as hereinafter defined) to Source Energies, LLC.

RECITALS

WHEREAS, Century and the Initial Employees entered into that certain Employment Agreement dated April 19, 2011, effective November 1, 2010 (the “Agreement”);

WHEREAS, to encourage the Initial Employees and Subsequent Employees to remain with Century during the Term, Century desires to provide additional compensation to the Employees, and

WHEREAS, the Employees desire to remain with Century and to receive such additional compensation for the Services provided to Century.

NOW THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, the benefits to be derived by each Party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and incorporating the above recitals herein, the Parties hereby agree as follows:

1.	Defined Terms. Capitalized terms used but not defined herein will have the meanings given such terms in the Agreement.

2.	Definitions

“Liquidation Event” means the occurrence of one of the following: Century or RAAM (i) becomes a public company through an initial public offering; (ii) sells substantially all of its assets or (iii) enters into a business combination with a non-Affiliated Person, in which Century or RAAM is not the surviving Person.

“RAAM” means RAAM Global Energy Company, a Delaware corporation.

“Source Energies” means a Colorado limited liability company organized in September 2011 in which each of the Employees shall be required to have an ownership interest.

“Source Energies Agreement” means the limited liability operating agreement to be entered into between the members of Source Energies which sets forth the rights and obligations of the members.

3.	Agreement Terms

a. Provision of Shares. On September 30, 2011, RAAM shall to deliver to Source Energies, as additional compensation to the Employees, One Thousand Six Hundred Seventy Five (1,675) shares of common stock of RAAM (the “Shares”). The Shares shall entitle Source Energies to the same benefits and contain the same restrictions as those of all other common shareholders of RAAM.

b. Source Energies. Source Energies shall be owned one-hundred percent (100%) by the Initial Employees, Subsequent Employees and others designated by the Initial Employees. The Initial Employees shall grant membership interests to Subsequent Employees (and/or others) in percentages they deem to be appropriate. The Source Energies Agreement shall contain provisions addressing, among other things, the risks and potential consequences of and the procedures for any Person, with an ownership interest in Source Energies, voluntary or involuntarily (through disability, death, action by the Executive Committee or Cause) terminating employment with Century prior to the Termination Date.

4.	General Provisions.

3.01. Binding Effect. This Bonus Agreement is binding on and inures to the benefit of the Parties and their respective heirs, legal representatives, successors, and permitted assigns.

3.02. Applicable Law. This Agreement shall be construed with and governed by the laws of the State of Delaware.

3.03. Counterparts. This Agreement may be executed in any number of counterparts, including facsimile counterparts, with the same effect as if all signing parties had signed the same document.

IN WITNESS WHEREOF, the Parties have executed this Bonus Agreement as of the day and year first set forth above.

CENTURY EXPLORATION RESOURCES, INC.

By:	/s/ Jonathan B. Rudney
Jonathan B. Rudney President

JAMES A. HONERT

/s/ James A. Honert

FREDRICK P. LEGRAND

/s/ Fredrick P. Legrand

PETER T. LOEFFLER

/s/ Peter T. Loeffler

RAAM GLOBAL ENERGY COMPANY

By:	/s/ Howard A. Settle
Howard A. Settle President

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